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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 8, 2005

                             RESOURCE AMERICA, INC.
             (Exact name of registrant as specified in its chapter)

           DELAWARE                     0-4408                  72-0654145
           --------                     ------                  ----------
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)

   1845 WALNUT STREET, SUITE 1000 PHILADELPHIA, PA                 19103
   -----------------------------------------------              ----------
      (Address of principal executive offices)                  (Zip Code)

         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 215-546-5005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

Effective March 8, 2005, P. Sherrill Neff resigned from his position as a member of our Board of Directors. As of that date, Mr. Neff became a director of Resource Capital Corp., which we refer to as RCC, a newly-formed company that intends to elect and qualify to be taxed as a real estate investment trust, which we sponsored. See Item 7.01 of this Form 8-K.


ITEM 7.01  REGULATION FD DISCLOSURE.

On March 8, 2005, RCC completed a private offering to qualified institutional buyers, non-U.S. persons and institutional and individual accredited investors of 15,333,334 shares of its common stock (including 666,667 shares pursuant to the exercise by the initial purchaser and placement agent of its over-allotment option) at an offering price to investors of $15.00 per share. Subsidiaries of our company purchased 1,000,000 shares. The offering generated gross proceeds of approximately $230.0 million and net proceeds to RCC, after deducting the initial purchaser's discount and placement fees and estimated offering expenses, of approximately $214.2 million.

RCC is a newly formed specialty finance company that intends to elect and qualify to be taxed as a real estate investment trust for federal income tax purposes. It intends to invest in a combination of real estate-related securities and commercial finance assets.

RCC will be externally managed and advised by Resource Capital Manager, Inc., which we refer to as the Manager, our indirect, wholly-owned subsidiary. RCC, the Manager and our company have entered into a Management Agreement dated March 8, 2005 under which we and the Manager will manage RCC's assets and operations. The Manager will receive a base management fee monthly in arrears in an amount equal to 1/12 of RCC's equity multiplied by 1.50%. For purposes of calculating the base management fee, RCC's equity means, for any month, the sum of the net proceeds from any issuance of RCC common stock, after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance, plus RCC's retained earnings at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount will be reduced by any amount that RCC pays for repurchases of its common stock. The Manager may also receive quarterly incentive compensation in an amount equal to the product of: (i) 25% of the dollar amount by which (A) RCC's net income (determined in accordance with accounting principles generally accepted in the United States, or GAAP) before non-cash equity compensation expense and incentive compensation (but after the base management fee) for the quarter per common share (based on the weighted average number of common shares outstanding for the quarter) exceeds (B) an amount equal to (1) the weighted average of the price per share of the RCC common shares offered in the recently completed private offering and the prices per common share in any subsequent RCC offerings, in each case at the time of issuance thereof, multiplied by (2) the greater of (a) 2% or (b) 0.50% plus one-fourth of the Ten Year Treasury Rate for such quarter, multiplied by (ii) the weighted average number of common shares outstanding during the quarter. At least 25% of the incentive compensation will be paid to the Manager in common stock of RCC, which we refer to as incentive shares. The foregoing calculations of the base management fee and incentive compensation fee may be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges or amounts that RCC pays for the repurchase of its common stock.

In connection with the Management Agreement and pursuant to RCC's 2005 Stock Incentive Plan, the Manager also received a stock award grant for 345,000 common shares of RCC and a stock option grant to purchase 651,666 common shares of RCC at a price of $15.00 per share. Both grants vest one-third per year over three
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years from the date of grant. Any unvested shares or options will be forfeited if the Manager's management services to RCC are discontinued.

The holders of RCC common stock are entitled to the benefits of a Registration Rights Agreement, dated March 8, 2005. This agreement provides that RCC will, by December 3, 2005, file with the SEC a registration statement which will provide for the public resale of RCC common stock sold in the recently completed private offering. The Management Agreement provides that in the event that the resale registration statement is not filed by December 3, 2005, the Manager will forfeit its base management fee in respect of the period from and after that date until the registration statement is actually filed. In addition, all incentive fee payments in respect of such period will be deferred until the registration statement is filed.

RCC has agreed to register the resale of incentive shares on a demand basis, if RCC is eligible to use Forms S-2 or S-3. RCC has also agreed to include incentive shares in any registration statements it might file in the future, subject only to underwriter cut-backs. If the Manager is terminated by RCC, the Manager will have the right to demand registration of its incentive shares on any form available to RCC.

The common stock sold by RCC has not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. Until RCC registers the common stock, it may be transferred only in transactions that are exempt from registration under the Securities Act of 1933, as amended, and the applicable securities laws of any jurisdiction. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The information in this Current Report is being furnished, not filed, pursuant to Regulation FD. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a determination or admission that the information in this Current Report is material, or that investors should consider this information before making an investment decision.


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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Resource America, Inc.

Dated:   March 8, 2005                    /s/ Steven J. Kessler
                                          -------------------------------------
                                          By:    Steven J. Kessler
                                          Title: Senior VP and Chief Financial
                                                 Officer